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                                                                  EXHIBIT 99.1

                     MISSION BANCORP ANNOUNCES COMPLETION OF
                       BANK HOLDING COMPANY REORGANIZATION

BAKERSFIELD, CA, June 14, 2002 -- Richard Fanucchi, President and Chief Executive Officer of Mission Bancorp announced that on June 14, 2002, the bank holding company reorganization of Mission Bank was completed. Mission Bank is now wholly-owned by Mission Bancorp. In the reorganization, outstanding shares of common stock of Mission Bank were converted into an equal number of shares of common stock of Mission Bancorp. The bank holding company was approved by the appropriate state and federal regulators and the shareholders of Mission Bank.

Mission Bank began operations in 1998 and is full-service community bank serving the financial needs of local families and businesses in Kern County. Mission Bank provides traditional deposit, lending, mortgage and commercial banking products and services to business and retail customers throughout its market area.

For more information concerning this press release, contact: Richard Fanucchi, President and CEO, 661-859-2500.